EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-264140) of Planet 13 Holdings Inc. of our report dated March 23, 2023 relating to the consolidated financial statements contained within the Planet 13 Holdings Inc. Annual Report on Form 10-K for the year ended December 31, 2022.

March 23, 2023	/s/ DAVIDSON & COMPANY LLP
Chartered Professional Accountants Vancouver, Canada